Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$7,910,180
Unrealized Gain (Loss) on Market Value of Futures	(4,782,730)
Dividend Income	16,026
Interest Income	71,973
ETF Transaction Fees	700
Total Income (Loss)	$3,216,149

Expenses
General Partner Management Fees	$61,153
Professional Fees	32,729
Brokerage Commissions	9,782
Non-interested Directors' Fees and Expenses	733
Prepaid Insurance Expense	455
Total Expenses	104,852
Expense Waiver	(31,468)
Net Expenses	$73,384
Net Income (Loss)	$3,142,765

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/17	$99,111,729
Withdrawals (350,000 Shares)	(6,021,832)
Net Income (Loss)	3,142,765

Net Asset Value End of Month	$96,232,662
Net Asset Value Per Share (5,700,000 Shares)	$16.88

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612